AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _____________ __, 1997
                                                            REGISTRATION NO.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          -------------------------


        NORTH FORK BANCORPORATION, INC.                             NORTH FORK CAPITAL TRUST I
 (Exact name of Registrant as specified in its                (Exact name of Registrant as specified
                   charter)                                          in its trust agreement)

                   DELAWARE                                                  DELAWARE
        (State or other jurisdiction of                          (State or other jurisdiction of
        incorporation or organization)                            incorporation or organization)
                   ---------                                                ---------

                     6712                                                      6719
         (Primary Standard Industrial                              (Primary Standard Industrial
          Classification Code Number)                              Classification Code Number)

                  11-1353410                                                11-3355569
               (I.R.S. Employer                                          (I.R.S. Employer
              Identification No.)                                      Identification No.)


                          -------------------------

                             275 BROAD HOLLOW ROAD
                               MELVILLE, NEW YORK 11747
                                 (516) 298-5000
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                          -------------------------

                  JOHN A. KANAS                                        DANIEL M. HEALY
  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER                 EXECUTIVE VICE PRESIDENT
          NORTH FORK BANCORPORATION, INC.                        AND CHIEF FINANCIAL OFFICER
              275 BROAD HOLLOW ROAD                            NORTH FORK BANCORPORATION, INC.
               MELVILLE, NEW YORK 11747                             275 BROAD HOLLOW ROAD
                 (516) 844-1256                                      MELVILLE, NEW YORK 11747
                                                                       (516) 844-1258

 (Name, address, including zip code, and telephone number, including area code, of agents for service)
                          -------------------------
                                  COPIES TO:
                            VINCENT J. PISANO, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022


        Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


======================================================================================================================
                                                 AMOUNT       PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES             TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
       TO BE REGISTERED                        REGISTERED       PER UNIT(1)      OFFERING PRICE(1)       FEE(2)
----------------------------------------------------------------------------------------------------------------------
Exchange Capital Trust Pass-through
Securities of North Fork Capital Trust I..    $100,000,000          100%            $100,000,000       $30,303.03
----------------------------------------------------------------------------------------------------------------------
Exchange Junior Subordinated Debt
Securities of North Fork Bancorporation,
Inc.(2)...................................
----------------------------------------------------------------------------------------------------------------------
North Fork Bancorporation, Inc. Exchange
Guarantee with respect to Exchange
Capital Trust Pass-through Securities(3)..
----------------------------------------------------------------------------------------------------------------------
    Total(4)..............................  $100,000,000(5)         100%          $100,000,000(5)      $30,303.03
======================================================================================================================

(1)      Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Exchange Junior Subordinated Debt Securities of North Fork Bancorporation, Inc. (the "Exchange Junior Subordinated Debt Securities") distributed upon any liquidation of North Fork Capital Trust I.
(3) No separate consideration will be received for the North Fork Bancorporation, Inc. Exchange Guarantee.
(4) This Registration Statement is deemed to cover rights of holders of Exchange Junior Subordinated Debt Securities under the Indenture, the rights of holders of Exchange Capital Trust Pass-through Securities of North Fork Capital Trust I under an Amended and Restated Declaration of Trust, the rights of holders of such Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of the North Fork Capital Trust I Exchange Capital Trust Pass-through Securities to be exchanged hereunder and the principal amount of Exchange Junior Subordinated Debt Securities that may be distributed to holders of such Capital Securities upon any liquidation of North Fork Capital Trust I.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH
STATE.

              SUBJECT TO COMPLETION, DATED ______________ __, 1997

                           NORTH FORK CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS
              8.70% EXCHANGE CAPITAL TRUST PASS-THROUGH SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
              8.70% ORIGINAL CAPITAL TRUST PASS-THROUGH SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                        NORTH FORK BANCORPORATION, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME, ON              , 1997, UNLESS EXTENDED

                               ---------------

         NORTH FORK CAPITAL TRUST I, A TRUST FORMED UNDER THE LAWS OF THE STATE OF DELAWARE (THE "TRUST"), HEREBY OFFERS, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROSPECTUS (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "PROSPECTUS") AND IN THE ACCOMPANYING LETTER OF TRANSMITTAL (WHICH TOGETHER CONSTITUTE THE "EXCHANGE OFFER"), TO EXCHANGE UP TO $100,000,000 AGGREGATE LIQUIDATION AMOUNT OF ITS 8.70% EXCHANGE CAPITAL TRUST PASS-THROUGH SECURITIES (THE "EXCHANGE CAPITAL SECURITIES") WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PURSUANT TO A REGISTRATION STATEMENT (AS DEFINED HEREIN) OF WHICH THIS PROSPECTUS CONSTITUTES A PART, FOR A LIKE LIQUIDATION AMOUNT OF ITS OUTSTANDING 8.70% CAPITAL TRUST PASS- THROUGH SECURITIES (THE "ORIGINAL CAPITAL SECURITIES"), OF WHICH $100,000,000 AGGREGATE LIQUIDATION AMOUNT IS OUTSTANDING. PURSUANT TO THE EXCHANGE OFFER, NORTH FORK BANCORPORATION, INC., A DELAWARE CORPORATION (THE "CORPORATION" OR "NORTH FORK"), IS ALSO OFFERING TO EXCHANGE (I) ITS GUARANTEE OF PAYMENTS OF CASH DISTRIBUTIONS AND PAYMENTS ON LIQUIDATION OF THE TRUST OR REDEMPTION OF THE ORIGINAL CAPITAL SECURITIES (THE "ORIGINAL GUARANTEE") FOR A LIKE GUARANTEE IN RESPECT OF THE EXCHANGE CAPITAL SECURITIES (THE "EXCHANGE GUARANTEE") AND (II) $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 8.70% JUNIOR SUBORDINATED DEBT SECURITIES DUE DECEMBER 15, 2026 (THE "ORIGINAL JUNIOR SUBORDINATED DEBT SECURITIES") FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF ITS 8.70% EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES DUE DECEMBER 15, 2026 (THE "EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES"), WHICH EXCHANGE GUARANTEE AND EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES ALSO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT. THE ORIGINAL CAPITAL SECURITIES, THE ORIGINAL GUARANTEE AND THE ORIGINAL JUNIOR SUBORDINATED DEBT SECURITIES ARE COLLECTIVELY REFERRED TO HEREIN AS THE "ORIGINAL SECURITIES" AND THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES ARE COLLECTIVELY REFERRED TO HEREIN AS THE "EXCHANGE SECURITIES."

         THE TERMS OF THE EXCHANGE SECURITIES ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THE RESPECTIVE TERMS OF THE ORIGINAL SECURITIES, EXCEPT THAT (1) THE EXCHANGE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THEREFORE WILL NOT BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER APPLICABLE TO THE ORIGINAL SECURITIES, (2) THE EXCHANGE CAPITAL SECURITIES WILL NOT PROVIDE FOR ANY INCREASE IN THE DISTRIBUTION RATE THEREON AND (3) THE EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES WILL NOT PROVIDE FOR ANY LIQUIDATED DAMAGES THEREON. SEE "DESCRIPTION OF EXCHANGE SECURITIES" AND "DESCRIPTION OF ORIGINAL SECURITIES." THE EXCHANGE CAPITAL SECURITIES ARE BEING OFFERED FOR EXCHANGE IN ORDER TO SATISFY CERTAIN OBLIGATIONS OF THE CORPORATION AND THE TRUST UNDER THE REGISTRATION AGREEMENT DATED AS OF DECEMBER 31, 1996 (THE "REGISTRATION AGREEMENT") AMONG THE CORPORATION, THE TRUST AND THE INITIAL PURCHASERS (AS DEFINED HEREIN). IN THE EVENT THAT THE EXCHANGE OFFER IS CONSUMMATED, ANY ORIGINAL CAPITAL SECURITIES WHICH REMAIN OUTSTANDING AFTER CONSUMMATION OF THE EXCHANGE OFFER AND THE EXCHANGE CAPITAL SECURITIES ISSUED IN THE EXCHANGE OFFER WILL VOTE TOGETHER AS A SINGLE CLASS FOR PURPOSES OF DETERMINING WHETHER HOLDERS OF THE REQUISITE PERCENTAGE IN OUTSTANDING LIQUIDATION AMOUNT THEREOF HAVE TAKEN CERTAIN ACTIONS OR EXERCISED CERTAIN RIGHTS UNDER THE DECLARATION. (CONTINUED ON THE FOLLOWING PAGE)

         THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED
TO ALL HOLDERS OF ORIGINAL CAPITAL SECURITIES ON            , 1997.

         SEE "RISK FACTORS" COMMENCING ON PAGE 18 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                 EQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is _________ __, 1997.

(Continued from the previous page)

         The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Bankers Trust Company is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debt Securities (as defined herein). The Junior Subordinated Debt Securities will mature on December 15, 2026 (the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

         As used herein, (i) the "Indenture" means the Indenture, dated as of December 31, 1996, as amended and supplemented, between the Corporation and Bankers Trust Company, as Debenture Trustee (the "Debenture Trustee"), and (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, Bankers Trust Company as Property Trustee (the "Property Trustee"), Bankers Trust Company (Delaware) as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, (i) the term "Junior Subordinated Debt Securities" includes the Original Junior Subordinated Debt Securities and the Exchange Junior Subordinated Debt Securities and (ii) the term "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

         Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debt Securities accruing from December 31, 1996 and payable semi-annually in arrears on the 15th day of June and December of each year, commencing June 15, 1997, at the annual rate of 8.70% of the Liquidation Amount of $1,000 per Exchange Capital Security and at the annual rate of 8.70% of the Liquidation Amount of $1,000 per Exchange Common Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 8.70%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debt Securities are so deferred, during any Extension Period, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debt Securities. During an Extension Period, interest on the Junior Subordinated Debt Securities will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 8.70% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States Federal income tax purposes. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The Corporation has, through the Guarantee, the Declaration, the Junior Subordinated Debt Securities and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed, as described herein, all of the Trust's obligations under the Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debt Securities and the Exchange Guarantee--Full and Unconditional Guarantee." Pursuant to the Exchange Guarantee, the Corporation will guarantee the payment of Distributions and payments on liquidation or redemption of the Exchange Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debt Securities held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debt Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debt Securities are subordinate and junior

(Continued from the previous page)

in right of payment to all Senior Debt (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt
Securities--Subordination") of the Corporation. In addition, because the Corporation is a holding company, the Junior Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits.

         The Trust Securities will be subject to mandatory redemption (i) in whole, but not in part, at the Stated Maturity of the Junior Subordinated Debt Securities upon the redemption thereof at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debt Securities (the "Maturity Redemption Price"), (ii) in whole, but not in part, at any time prior to December 15, 2006, contemporaneously with the optional redemption of the Junior Subordinated Debt Securities, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part on or after December 15, 2006 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debt Securities at a redemption price (the "Optional Redemption Price") equal to the Optional Prepayment Price (as defined below). Any of the Maturity Redemption Price, the Special Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Mandatory Redemption." Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debt Securities are redeemable prior to the Stated Maturity (i) at the option of the Corporation on or after December 15, 2006, in whole or in part at any time at a redemption price (the "Optional Prepayment Price") equal to 104.17% of the principal amount thereof on December 15, 2006 declining ratably on each December 15 thereafter to 100% on or after December 15, 2016, plus accrued and unpaid interest thereon to the date of redemption or (ii) at any time prior to December 15, 2006, in whole but not in part, upon the occurrence and continuation of a Special Event, at a redemption price (the "Special Event Prepayment Price" equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the prepayment price with respect to an optional redemption of such Junior Subordinated Debt Securities on December 15, 2006, together with scheduled payments of interest accruing from the redemption date to December 15, 2006, in each case, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus accrued but unpaid interest thereon to the date of redemption. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt Securities--Optional Redemption" and "--Special Event Prepayment."

         The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event (as defined herein)) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which shall be in the form of a distribution of a Like Amount of Junior Subordinated Debt Securities, subject to certain exceptions. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

         The Capital Securities will be issued, and may be transferred, only in block having a Liquidation Value of not less than $100,000 (100 Capital Securities)
                               -----------------

         The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the

(Continued from the previous page)

Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and
(c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer securities as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 180th day following the Expiration Date (as described herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

(Continued from the previous page)


         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

        Original Capital Securities may be tendered for exchange on or prior to
5:00 p.m., New York City time, on         , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation as Issuer of Junior Subordinated Debt Securities has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the

(Continued from the previous page)

right to receive any Distributions on such Original Capital Securities accumulated from and after December 31, 1996. See "The Exchange
Offer--Distributions on Exchange Capital Securities."

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                              -------------------

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -------------------

                               TABLE OF CONTENTS

                                                                            Page
Available Information .....................................................    9
Incorporation of Certain Documents by Reference ...........................   10
Summary ...................................................................   11
Risk Factors ..............................................................   18
Ratios of Earnings to Fixed Charges .......................................   22
North Fork Capital Trust I ................................................   23
North Fork ................................................................   24
Selected Historical Financial Information .................................   25
Capitalization ............................................................   27
Accounting Treatment.......................................................   28
The Exchange Offer ........................................................   29
Description of Exchange Securities ........................................   37
Description of Original Securities ........................................   56
Relationship Among the Exchange Capital Securities, the
 Exchange Junior Subordinated Debt Securities and the Exchange Guarantee ..   57
Certain United States Federal Income Tax Consequences .....................   58
ERISA Considerations ......................................................   62
Plan of Distribution ......................................................   63
Validity of Exchange Securities ...........................................   63
Experts ...................................................................   63


                             AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which exchange certain securities of the Corporation are listed.

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debt Securities and issuing the Trust Securities. See "North Fork Capital Trust I" and "Description of Exchange Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following document filed by the Corporation with the Commission is incorporated into this Prospectus by reference:

                 1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996;

         Each document or report subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Investor Relations, North Fork Bancorporation, Inc., 275 Broad Hollow Road, Melville, NY 11747. Telephone requests may be directed to Investor Relations at (516) 844-1259.

                                    SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in documents incorporated by reference hereto.


                          NORTH FORK CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 23, 1996. The Trust's business and affairs are conducted by the Issuer Trustees: Bankers Trust, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). The Junior Subordinated Debt Securities will be the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation.


                                  NORTH FORK

         North Fork, with its executive headquarters located in Melville, New York, is a bank holding company organized under the laws of the State of Delaware in 1980 and registered under the Bank Holding Company Act of 1956, as amended. North Fork's primary subsidiary, North Fork Bank, operates 82 retail banking facilities throughout Suffolk, Nassau, New York, Queens, Westchester and Rockland Counties of New York. North Fork, through North Fork Bank, provides a variety of banking and financial services to middle market and small business organizations, local government units, and retail customers in the metropolitan New York area. On December 31, 1996, North Side Savings Bank ("North Side") merged (the "Merger") with and into North Fork Bank, with North Fork Bank surviving the merger as a wholly owned subsidiary of North Fork. North Side had $1.6 billion in total assets, $1.2 billion in deposit liabilities, $124.4 million in capital and operated seventeen full-service banking locations in the New York counties of Bronx, Queens, Nassau and Suffolk. North Fork issued 7.5 million shares of common stack in connection with this merger, which was accounted for under the pooling-of-interests method of accounting, and accordingly, the Registrant's consolidated financial statements include the consolidated results of North Side. Immediately after the Merger, North Fork had total assets and deposits of $5.8 billion and $4.5 billion, respectively. The principal executive offices of North Fork are located a 275 Broad Hollow Road, Melville, New York 11747 and its telephone number is (516) 844-1004.

         Acquisitions and Mergers have been, and are expected to continue to be, an important part of the expansion of the Corporation's business. During the first quarter of 1996, North Fork Bank consummated the acquisition of the domestic commercial banking business of Extebank, which at closing had approximately $388 million in total assets and $348 million in deposit liabilities and $30 million in capital, for $47 million in cash. During such quarter, North Fork Bank also consummated the acquisition of ten Long Island branches of First Nationwide Bank, with approximately $572 million in deposits, at a deposit premium of 6.35%, for $36 million in cash.

         At December 31, 1996, North Fork had total assets of $5.8 billion, deposit liabilities of $4.5 billion and stockholders' equity of $457.5 million. On December 20, 1996, the Corporation completed the public offering of 600,000 shares of its common stock held in treasury, for which it received aggregate proceeds of approximately $19.7 million.

         North Fork is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of North Fork to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of North Fork as a creditor may be recognized.

         In addition, there are regulatory limitations on the payment of dividends directly or indirectly to North Fork from its existing banking subsidiary. Under applicable banking statutes, at January 1, 1997, North Fork's banking subsidiary could have declared additional dividends of approximately $55.6 million. However, Federal and state regulatory agencies also have the authority to limit further North Fork's banking subsidiary's payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank, which could reduce the amount of dividends otherwise payable.

         Under the policy of the Federal Reserve, North Fork is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where North Fork might not do so absent such policy. In addition, any subordinated loans by North Fork to any subsidiary bank would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank.


                               THE EXCHANGE OFFER

The Exchange Offer................   Up to $100,000,000 aggregate Liquidation
                                     Amount of Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Original
                                     Capital Securities. Original Capital
                                     Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital
                                     Security) in excess thereof. The
                                     Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration
                                     Agreement relating to the Original Capital
                                     Securities. For a description of the
                                     procedures for tendering Original Capital
                                     Securities, see "The Exchange
                                     Offer--Procedures for Tendering Original
                                     Capital Securities."

Expiration Date...................   5:00 p.m., New York City time, on         ,
                                     1997, unless the Exchange Offer is extended by the Corporation or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange
                                     Offer--Terms of the Exchange Offer."

Conditions to the Exchange Offer..   The Exchange Offer is subject to certain
                                     conditions, which may be waived by the
                                     Corporation and the Trust in their sole
                                     discretion. The Exchange Offer is not
                                     conditioned upon any minimum Liquidation
                                     Amount of Original Capital Securities
                                     being tendered. See "The Exchange
                                     Offer--Conditions to the Exchange Offer."

Terms of the Exchange Offer.......   The Corporation and the Trust reserve the
                                     right in their sole and absolute
                                     discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original
                                     Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration
                                     Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital
                                     Securities, or (iv) to waive any
                                     condition or otherwise amend the terms of the Exchange Offer in any respect. See
                                     "The Exchange Offer--Terms of the
                                     Exchange Offer."

Withdrawal Rights.................   Tenders of Original Capital Securities
                                     may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange
                                     Offer--Withdrawal Rights."

Procedures for Tendering Original
 Capital Securities...............   Tendering holders of Original Capital
                                     Securities must complete and sign a
                                     Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange
                                     Agent, either with the Original Capital
                                     Securities to be tendered or in
                                     compliance with the specified procedures for guaranteed delivery of Original
                                     Capital Securities. Certain brokers,
                                     dealers, commercial banks, trust
                                     companies and other nominees may also
                                     effect tenders by book-entry transfer.
                                     Holders of Original Capital Securities
                                     registered in the name of a broker,
                                     dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender
                                     Original Capital Securities pursuant to
                                     the Exchange Offer. See "The Exchange
                                     Offer-- Procedures for Tendering
                                     Original Capital Securities."

                                     Letters of Transmittal and certificates
                                     representing Original Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange Capital
 Securities.......................   The Corporation and the Trust are making
                                     the Exchange Offer in reliance on the
                                     position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the
                                     Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the
                                     Exchange Offer as it has in such
                                     interpretive letters to third parties.
                                     Based on these interpretations by the
                                     staff of the Division of Corporation
                                     Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof
                                     (other than a holder who is a
                                     broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities
                                     Act, provided that such Exchange Capital
                                     Securities are acquired in the ordinary
                                     course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution
                                     (within the meaning of the Securities
                                     Act) of such Exchange Capital Securities.
                                     However, any holder of Original Capital
                                     Securities who is an "affiliate" of the
                                     Corporation or the Trust or who intends
                                     to participate in the Exchange Offer for the purpose of distributing the Exchange
                                     Capital Securities, or any broker-dealer who purchased the Original Capital
                                     Securities from the Trust to resell
                                     pursuant to Rule 144A or any other
                                     available exemption under the Securities
                                     Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the
                                     Securities Act in connection with any
                                     sale or other transfer of such Original
                                     Capital Securities unless such sale is
                                     made pursuant to an exemption from such
                                     requirements. In addition, as described
                                     below, if any broker-dealer holds
                                     Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital
                                     Securities for Exchange Capital
                                     Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and
                                     (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Capital

                                     Securities," the Corporation and the
                                     Trust have agreed that this Prospectus,
                                     as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of
                                     Distribution." Any Participating
                                     Broker-Dealer who is an "affiliate" of
                                     the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent....................   The exchange agent with respect to the
                                     Exchange Offer is Bankers Trust Company
                                     (the "Exchange Agent"). The addresses,
                                     and telephone and facsimile numbers, of
                                     the Exchange Agent are set forth in "The
                                     Exchange Offer --Exchange Agent" and in
                                     the Letter of Transmittal.

Use of Proceeds...................   Neither the Corporation nor the Trust
                                     will receive any cash proceeds from the
                                     issuance of the Exchange Capital
                                     Securities offered hereby.


Certain United States Federal
Income Tax Consequences; ERISA
Considerations....................   Holders of Original Capital Securities
                                     should review the information set forth
                                     under "Certain United States Federal
                                     Income Tax Consequences" and "ERISA
                                     Considerations" prior to tendering
                                     Original Capital Securities in the
                                     Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES


Securities Offered................   Up to $100,000,000 aggregate Liquidation
                                     Amount of the Trust's Exchange Capital
                                     Securities which have been registered
                                     under the Securities Act (Liquidation
                                     Amount $1,000 per Exchange Capital
                                     Security). The Exchange Capital
                                     Securities will be issued and the
                                     Original Capital Securities were issued
                                     under the Declaration. The Exchange
                                     Capital Securities and any Original
                                     Capital Securities which remain
                                     outstanding after consummation of the
                                     Exchange Offer will vote together as a
                                     single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation
                                     Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange
                                     Securities--Description of Exchange
                                     Capital Securities--Voting Rights;
                                     Amendment of the Declaration." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital
                                     Securities have been registered under the Securities Act, will not be subject to the certain restrictions on transfer applicable to the Original Capital
                                     Securities and will not provide for any
                                     increase in the Distribution rate thereon.
                                     See "The Exchange Offer--Purpose of the
                                     Exchange Offer," "Description of Exchange
                                     Securities" and "Description of Original
                                     Securities."

Distribution Dates................   June 15 and December 15 of each year,
                                     commencing June 15, 1997.

Extension Periods.................   Distributions on the Exchange Capital
                                     Securities will be deferred for the
                                     duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange
                                     Junior Subordinated Debt Securities. No
                                     Extension Period will exceed 10
                                     consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior
                                     Subordinated Debt Securities. See
                                     "Description of Exchange
                                     Securities--Description of Exchange
                                     Junior Subordinated Debt
                                     Securities--Option to Extend Interest
                                     Payment Date" and "Certain United States
                                     Federal Income Tax Consequences--Interest
                                     Income and Original Issue Discount."

Ranking...........................   The Exchange Capital Securities will rank
                                     pari passu, and payments thereon will be made pro rata, with the Original Capital
                                     Securities and the Common Securities
                                     except as described under "Description of Exchange Securities--Description of
                                     Exchange Capital
                                     Securities--Subordination of Common
                                     Securities." The Exchange Junior
                                     Subordinated Debt Securities will rank
                                     pari passu with the Original Junior
                                     Subordinated Debt Securities all other
                                     junior subordinated debt securities to be issued by the Corporation pursuant to the Indenture with substantially similar subordination terms ("Other Debentures"), and which will be issued and sold to other trusts to be established by the Corporation in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See
                                     "Description of Exchange
                                     Securities--Description of Exchange
                                     Junior Subordinated Debt Securities." The
                                     Exchange Guarantee will rank pari passu
                                     with the Original Guarantee and all other guarantees to be issued by the Corporation with respect to capital securities to be issued by Other Trusts
                                     ("Other Guarantees"), and will constitute an unsecured obligation of the
                                     Corporation and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Debt. See
                                     "Description of Exchange
                                     Securities--Description of Exchange
                                     Guarantee." In addition, because the
                                     Corporation is a holding company, the
                                     Junior Subordinated Debt Securities and
                                     the Guarantee are effectively
                                     subordinated to all existing and future
                                     liabilities of the Corporation's
                                     subsidiaries, including deposits.

Redemption........................   The Trust Securities are subject to
                                     mandatory redemption (i) in whole, but
                                     not in part, at the Stated Maturity of
                                     the Junior Subordinated Debt Securities
                                     upon the redemption thereof, (ii) in
                                     whole, but not in part, at any time prior to December 15, 2006, contemporaneously with the optional redemption of the Junior Subordinated Debt Securities upon the occurrence and continuation of a Special Event (as defined herein) and
                                     (iii) in whole or in part at any time on or after December 15, 2006 contemporaneously with any optional redemption by the Corporation of Junior
                                     Subordinated Debt Securities, in each
                                     case at the applicable Redemption Price.
                                     See "Description of Exchange
                                     Securities--Description of Exchange
                                     Capital Securities--Mandatory
                                     Redemption."

Rating............................   The Exchange Capital Securities are
                                     expected to be rated "BB+" by Standard &
                                     Poor's Ratings Services and "baa3" by
                                     Moody's Investors Service, Inc. A
                                     security rating is not a recommendation
                                     to buy, sell or hold securities and may
                                     be subject to revision or withdrawal at
                                     any time by the assigning rating
                                     organization.

Transfer Restrictions.............   The Exchange Capital Securities will be
                                     issued, and may be transferred, only in
                                     blocks having a Liquidation Amount of not less than $100,000 (100 Capital
                                     Securities).

ERISA Considerations..............   Prospective purchasers must carefully
                                     consider the restrictions on purchase set forth under "ERISA Considerations."

Absence of Market for the
Exchange Capital Securities.......   The Exchange Capital Securities will be a
                                     new issue of securities for which there
                                     currently is no market. Although Salomon
                                     Brothers, Inc and Keefe, Bruyette &
                                     Woods, Inc., the initial purchasers of
                                     the Original Capital Securities (the
                                     "Initial Purchasers"), have informed the
                                     Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange
                                     Capital Securities. The Trust and the
                                     Corporation do not intend to apply for
                                     listing of the Exchange Capital
                                     Securities on any securities exchange or for quotation through the National
                                     Association of Securities Dealers
                                     Automated Quotation System ("NASDAQ").
                                     See "Plan of Distribution."



                                 RISK FACTORS

  Prospective investors should carefully consider the matters set forth under
                                "Risk Factors."

                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. This Prospectus contains certain forward-looking statements and information relating to the Corporation that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "intends" and similar expressions, as they relate to the Corporation or the Corporation's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Corporation with respect to future events and are subject to certain risks,uncertainties and assumptions, including the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Corporation does not intend to update these forward-looking statements.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT SECURITIES

         The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debt Securities are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. At December 31, 1996, the aggregate outstanding Senior Debt of the Corporation (which, as defined, includes all outstanding subordinated debt of the Corporation) was approximately $25 million. Upon the issuance of the Junior Subordinated Debt Securities, the Corporation will not have any indebtedness that ranks pari passu with or junior to its obligations under the Guarantee and the Junior Subordinated Debt Securities. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including North Fork Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Junior Subordinated Debt Securities. Because the Corporation is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Corporation are liabilities of its subsidiaries. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debt Securities. See "North Fork." None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation or any subsidiary. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt Securities--Subordination" and "--Description of Exchange Guarantee--Status of the Guarantee."

         The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debt Securities as and when required.

OPTION TO EXTEND INTEREST PAYMENT DATE; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

         So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 8.70% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period. During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to, the Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities),
(e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any Extension

Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.70%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debt Securities--Option to Extend Interest Payment Date."

         Because the Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debt Securities will be treated under Treasury regulations as issued without original issue discount ("OID") for United States federal income tax purposes. As a result, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debt Securities in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under the Treasury regulations, however, if the Corporation exercises its right to defer payments of interest, the Junior Subordinated Debt Securities will become OID instruments. Consequently, holders of Capital Securities will be required to include their pro rata share of OID in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income and such holders will not receive the cash related to such income if they dispose of the Capital Securities prior to the record date for payment of distributions thereafter. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debt Securities in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent beneficial ownership interests in the Trust holding the Junior Subordinated Debt Securities as its sole asset) may be more volatile than the market prices of other securities that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

         Upon the occurrence and continuation of a Special Event, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if such approval is then required under applicable law, rules, guidelines or policies, redeem the Junior Subordinated Debt Securities in whole, but not in part, at the Special Event Prepayment Price (as defined herein). In such event, the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debt Securities are redeemed by the Corporation. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt Securities--Special Event Prepayment", "--Description of Exchange Capital Securities--Mandatory Redemption" and "--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

         A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

         A "Tax Event" means the receipt by the Corporation of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (as defined herein) (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation and the treatment thereafter of the Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

PROPOSED TAX LEGISLATION

         On February 6, 1997, as part of President Clinton's fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debt Securities. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debt Securities since the proposed effective date for this provision will be the date of first committee action, which has not yet occurred. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debt Securities, resulting in a Tax Event, which may permit the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debt Securities at the Special Event Prepayment Price. See "Description of Exchange Securities--Description of Exchange Capital Securities--Mandatory Redemption" and "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debt Securities--Special Event Prepayment." See also "Certain United States Federal Income Tax Consequences-- Proposed Tax Legislation."

LIQUIDATION DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES

         The Corporation has the right at any time to distribute the Junior Subordinated Debt Securities to holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. Moreover, upon occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Taxation Consequences--Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debt Securities that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debt Securities on termination of the Trust, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debt Securities and should carefully review all the information regarding the Exchange Junior Subordinated Debt Securities contained herein. See "Description of Exchange Securities--Description of Exchange Capital Securities--Description of Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "--Description of Exchange Junior Subordinated Debt Securities--General."

RIGHTS UNDER THE GUARANTEE

         The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debt Securities are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Junior Subordinated Debt Securities, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or interest on the Junior Subordinated Debt Securities on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and interest on the Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities or assert directly any other rights in respect of the Junior Subordinated Debt Securities. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt Securities--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Description of Exchange Junior Subordinated Debt Securities--Debenture Events of Default" and "--Description of Exchange Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. Bankers Trust Company will act as Guarantee Trustee under the Exchange Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. Bankers Trust Company will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

         Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debt Securities. The right to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee is vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of the Declaration."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

         The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration
Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

         The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration."

         The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May 30, 1997 and declared effective by June 30, 1997, the Distribution rate borne by the Original Capital Securities commencing on July 1, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Description of Original Securities."

ABSENCE OF PUBLIC MARKET

         The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities).

The Corporation and the Trust have been advised by Salomon Brothers, Inc and Keefe, Bruyette & Woods, Inc., (the "Initial Purchasers") that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

         If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

         Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

         Issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Original Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                      RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.




                                                      Ended December 31,
                                           ------------------------------------------
                                           1996     1995     1994      1993      1992
                                           ----     ----     ----      ----      ----


Ratios of Earnings to Fixed Charges:
Excluding interest on deposits . . .       3.87     5.73     4.35      2.81      3.69
Including interest on deposits . . .       1.64     1.83     1.61      1.19      1.16

         For purposes of computing the ratios of earnings to fixed charges, earnings represent net income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.

                          NORTH FORK CAPITAL TRUST I


         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, which original declaration of trust was amended and restated and executed by the Corporation, as Depositor, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Declaration"), and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on December 23, 1996. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debt Securities are the sole assets of the Trust, and payments under the Junior Subordinated Debt Securities are the sole revenues of the Trust. All of the Common Securities are owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments are and will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 40 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust will be Bankers Trust Company, as the Property Trustee, Bankers Trust (Delaware), as the Delaware Trustee, and two individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). Bankers Trust Company, as Property Trustee, currently acts as sole indenture trustee under the Declaration. Bankers Trust Company also acts as trustee under the Exchange Guarantee and the Indenture. See "--Description of Exchange Junior Subordinated Debt Securities" and "--Description of Exchange Guarantee." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, is entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation, as Issuer of the Junior Subordinated Debt Securities, has and will continue to pay all fees and expenses related to the Trust and the offering of the Capital Securities and has and will continue to pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "--Description of Exchange Capital Securities--Expenses and Taxes." The principal executive office of the Trust is c/o North Fork Bancorporation, Inc., 275 Broad Hollow Road, Melville, New York 11747. Telephone inquiries may be directed to Anthony Abate, Senior Vice President and Secretary, at (516) 844-1004.

                                   NORTH FORK

         North Fork, with its executive headquarters located in Melville, New York, is a bank holding company organized under the laws of the State of Delaware in 1980 and registered under the Bank Holding Company Act of 1956, as amended. North Fork's primary subsidiary, North Fork Bank, operates eighty-two retail banking facilities throughout Suffolk, Nassau, New York, Queens, Westchester and Rockland Counties of New York. North Fork, through North Fork Bank, provides a variety of banking and financial services to middle market and small business organizations, local government units, and retail customers in the metropolitan New York area. On December 31, 1996, North Side Savings Bank ("North Side") merged (the "Merger") with and into North Fork Bank, with North Fork Bank surviving the Merger as a wholly owned subsidiary of North Fork. North Side had $1.6 billion in total assets, $1.2 billion in deposit liabilities, $124.4 million in capital and operated seventeen full-service banking locations in the New York counties of Bronx, Queens, Nassau and Suffolk. North Fork issued
7.5 million shares of common stock in connection with this merger, which was accounted for under the pooling-of-interests method of accounting, and accordingly, the Registrant's consolidated financial statements include the consolidated results of North Side. Immediately after the Merger, North Fork had total assets and deposit liabilities of $5.8 billion and $4.5 billion, respectively. The principal executive offices of North Fork are located at 275 Broad Hollow Road, Melville, New York 11747 and its telephone number is (516) 844-1004.

         Acquisitions have been, and are expected to continue to be, an important part of the expansion of the Corporation's business. During the first quarter of 1996, North Fork Bank consummated the acquisition of the domestic commercial banking business of Extebank, which at closing had approximately $388 million in total assets, $348 million in deposit liabilities, and $30 million in capital, for $47 million in cash. During such quarter, North Fork Bank also consummated the acquisition of ten Long Island branches of First Nationwide Bank, with approximately $572 million in deposits, at a deposit premium of 6.35%, for $36 million in cash.

         At December 31, 1996, North Fork had assets of $5.8 billion, deposit liabilities of $4.5 billion and stockholders' equity of $457.5 million. On December 20, 1996, the Corporation completed the public offering of 600,000 shares of its common stock held in treasury, for which it received aggregate proceeds of approximately $19.7 million.

         North Fork is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of North Fork to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of North Fork as a creditor may be recognized.

         There are various statutory and regulatory limitations on the extent to which present and future banking subsidiaries of North Fork can finance or otherwise transfer funds to North Fork or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases.

         In addition, there are regulatory limitations on the payment of dividends directly or indirectly to North Fork from its existing banking subsidiary. Under applicable banking statutes, at January 1, 1997, North Fork's banking subsidiary could have declared additional dividends of approximately $55.6 million. However, Federal and state regulatory agencies also have the authority to limit further North Fork's banking subsidiary's payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank, which could reduce the amount of dividends otherwise payable.

         Under the policy of the Federal Reserve, North Fork is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where North Fork might not do so absent such policy. In addition, any subordinated loans by North Fork to any subsidiary bank would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

         The following unaudited consolidated summary sets forth selected financial data for North Fork and its subsidiaries for each of the years in the five-year period ending December 31, 1996. The following summary should be read in conjunction with the financial information incorporated herein by reference to other documents. See "Incorporation of Certain Documents by Reference."


                                             (in thousands, except ratios and per share amounts)
                                                              YEARS ENDED DECEMBER 31,
                                ----------------------------------------------------------------------------

                                    1996          1995(1)         1994(1)          1993(1)         1992(1)
                                -----------     -----------     -----------      -----------     -----------
STATEMENT OF
INCOME DATA:
Interest Income (tax
   equivalent basis) (2)        $   409,125     $   334,462     $   296,924      $   290,534     $   331,211
Interest Expense                    174,361         140,399         112,576          117,153         175,937
                                ----------------------------------------------------------------------------
   Net Interest Income (tax
       equivalent basis)            234,764         194,063         184,348          173,381         155,274
Less: Tax Equivalent Basis
   Adjustment                         3,818           1,970           1,862            1,489           1,557
                                ----------------------------------------------------------------------------
   Net Interest Income              230,946         192,093         182,486          171,892         153,717
Provision for Loan Losses             6,800          11,825           6,825           26,608          34,612
Non-Interest Income
   Exclusive of Net
   Securities
   Gains/(Losses)                    29,245          23,010          21,674           21,868          20,161
Net Securities
   Gains/(Losses)                     1,878           6,734          (9,189)           1,321          10,111
Other Real Estate Expenses              753           1,255           4,929           25,246          17,696
Merger Related Restructure
   Charges                           21,613            --            14,338             --             1,200
SAIF Recapitalization
   Charge                             8,350            --              --               --              --
Other Non-Interest
   Expenses                         112,281          91,565          99,338          117,316         101,605
                                ----------------------------------------------------------------------------
Income Before Income
   Taxes                            112,272         117,192          69,541           25,911          28,876
Provision for Income Taxes           49,830          49,850          26,502           13,015          14,378
                                ----------------------------------------------------------------------------
Net Income                      $    62,442     $    67,342     $    43,039      $    12,896     $    14,498
                                ============================================================================

AVERAGE BALANCE
SHEET DATA:
Securities                        2,386,493       1,874,624       1,832,327        1,675,583       1,242,146
Loans, net                        2,778,663       2,358,636       2,313,419        2,288,712       2,581,547
Total Assets                      5,518,016       4,470,920       4,417,627        4,315,839       4,360,516
Total Deposits                    4,373,570       3,634,149       3,600,686        3,671,336       3,897,054
Federal Funds Purchased &
   Securities Sold Under
   Agreements to
   Repurchase                       610,960         350,393         378,198          220,120          82,791
Other Borrowings                     38,934          36,397          49,044           36,559          55,190
Stockholders' Equity                431,376         389,095         338,826          304,108         267,239

BALANCE SHEET
DATA AT DECEMBER
31:
Securities                        2,157,506       2,235,339       1,766,235        1,782,271       1,454,235
Loans, net                        3,171,525       2,400,282       2,303,920        2,128,808       2,419,107
Total Assets                      5,750,527       4,890,866       4,258,827        4,268,034       4,178,229
Total Deposits                    4,469,510       3,739,720       3,538,768        3,633,619       3,736,054
Federal Funds Purchased &
   Securities Sold Under
   Agreements to
   Repurchase                       621,789         642,369         246,875          255,643          50,476
Other Borrowings                     35,000          35,000          75,000           33,000          53,000

                                             (in thousands, except ratios and per share amounts)
                                                              YEARS ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------

                                    1996           1995(1)          1994(1)          1993(1)          1992(1)
                                -----------      -----------      -----------      -----------      -----------
Company-Obligated
   Mandatorily
   Redeemable Capital
   Securities of Subsidiary
   Trust                             99,637             --               --               --               --
Stockholders' Equity                457,531          426,129          355,921          314,263          282,886

PER SHARE (6)
Net Income (3)                  $      1.94      $      2.09      $      1.38      $      0.42      $      0.54
Cash Dividends (4)                     0.85             0.55             0.35             --               --
Book Value at
  December 31                         14.10            13.19            11.68            10.55             10.3
Market Price at
  December 31                         35.63            25.25            13.75            12.88             8.13

SELECTED RATIOS:
Return on Average Total
   Assets (3)                          1.13%            1.51%            0.97%            0.30%            0.33%
Return on Average
   Stockholders' Equity
   (3)                                14.48%           17.31%           12.70%            4.24%            5.43%
Core Efficiency Ratio (5)             42.53%           42.18%           48.22%           55.97%           57.92%
Net Interests Margin                   4.50%            4.56%            4.38%            4.26%            3.74%
Average Stockholders'
   Equity to Average Total
   Assets                              7.82%            8.70%            7.67%            7.05%            6.13%
Tier I Capital Ratio                  15.12%           15.64%           14.44%           12.25%            9.59%
Risk Adjusted Capital Ratio           16.38%           16.90%           15.71%           13.52%           10.85%
Leverage Ratio                         8.61%            8.25%            7.73%            6.56%            5.79%
Allowance for Loan
   Losses/Non-Performing
   Loans                                265%             151%             109%              89%              46%
Non-Performing Assets to
   Total Assets                        0.39%            0.92%            1.62%            2.26%            5.02%

AVERAGE
   EQUIVALENT
   SHARES
   OUTSTANDING (6)                   32,139           32,216           31,156           30,563           26,988
NUMBER OF BRANCH
   OFFICES OF THE
   CORPORATION                           82               67               63               52               54

(1) On December 31, 1996, North Side Savings Bank ("North Side") was merged with and into the Corporation. On November 30, 1994, Metro Bancshares Inc. ("Metro") was merged with and into the Corporation. These mergers have been accounted for as pooling-of-interests transactions and, accordingly, the financial results for all periods reported have been retroactively restated to include North Side (See
Note 2(a) of the notes to consolidated financial statements, which are included in documents incorporated by reference herein) and Metro.

(2) Interest income on a tax equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in state and municipal obligations and tax-exempt loans had been made in investment securities and loans subject to New York State, New York City and Federal income taxes yielding the same after tax income.

(3) Net income per share exclusive of the nonrecurring SAIF Recapitalization and Merger Related Restructure charge was $2.66 for 1996. The return on average total assets and the return on average stockholders' equity, as adjusted for the aforementioned charges, would have been 1.55% and 19.85%, respectively.

(4) Cash dividends do not reflect dividends declared by North Side and Metro prior to their respective merger dates.

(5) The core efficiency ratio is defined as the ratio of non-interest expense net of other real estate expenses and other non-recurring charges, to net interest income on a taxable equivalent basis and other non-interest income net of net securities gains/(losses).

(6) On February 25, 1997, the Board of Directors of the Corporation approved a two-for-one common stock split, subject to the approval of an increase in the Corporation's authorized common stock to 200 million shares from 50 million shares by its Shareholders at the annual meeting scheduled for April 22, 1997. If the Shareholder proposal is approved, the new shares will be distributed on May 15, 1997 to shareholders of record on April 25, 1997.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of North Fork at December 31, 1996. The issuance of the Exchange Capital Securities in the Exchange Offer will have no effect on the capitalization of the Corporation. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of North Fork, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith.


                                                     (Dollars in thousands)
Senior Note Payable ...............................               $  25,000
Other Long-Term Borrowings ........................                 430,500
                                                                  ---------
         Total Long Term Borrowings ...............                 455,500
                                                                  =========
Company-Obligated Mandatorily Redeemable Capital
       Securities of Subsidiary Trust (1) .........                  99,637
                                                                  ---------
Stockholders' Equity
       Preferred Stock, par value $1.00; authorized
         10,000,000 shares; unissued ..............                    --
       Common Stock, par value $2.50; authorized
         50,000,000 shares, issued 32,599,504
                  shares (2) ......................                  81,499
Additional Paid-in Capital ........................                 180,809
Retained Earnings .................................                 206,895
Unrealized Losses on Securities
       Available-for-Sale, net of taxes ...........                  (2,633)
Deferred Compensation .............................                  (5,193)
Treasury Stock at cost; 153,289 shares ............                  (3,846)
                                                                  ---------
         Total Stockholders' Equity ...............               $ 457,531
                                                                  =========
Capital Ratios:
       Equity/Assets ..............................                    7.96%
       Tier 1 Capital Ratios ......................                   15.12%
       Risk Adjusted Capital Ratios ...............                   16.38%
       Leverage Ratio .............................                    8.61%


(1) The "Company-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust" reflects the issuance of the Original Capital Securities. As described herein, the sole assets of the Trust will be approximately $103.1 million of Junior Subordinated Debt Securities (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on December 15, 2026. The Corporation owns all of the Common Securities of the Trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

(2) On February 25, 1997, the Board of Directors of the Corporation approved a two-for-one common stock split, subject to the approval of an increase in the Corporation's authorized common stock to 200 million shares from 50 million shares by its Shareholders at the annual meeting scheduled for April 22, 1997. If the Shareholder proposal is approved, the new shares will be distributed on May 15, 1997 to shareholders of record on April 25, 1997.

                              ACCOUNTING TREATMENT

       The financial statements of the Trust are consolidated into the Corporation's consolidated financial statements, with the Capital Securities treated as minority interest and shown in the Corporation's consolidated balance sheet as "Company-Obligated Mandatorily Redeemable Securities of Subsidiary Trust." The financial statement footnotes in the 1996 Annual Report of the Corporation reflect that the sole asset of the Trust is approximately $103.1 million principal amount of the Junior Subordinated Debt Securities, bearing interest at 8.70% and maturing on December 15, 2026. All future reports filed by the Corporation under the Exchange Act will present information regarding the Trust and other similar trusts in the manner described above.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by May 30, 1997 and declared effective by June 30, 1997, the Distribution rate borne by the Original Capital Securities commencing on July 1, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debt Securities, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debt Securities. The Exchange Guarantee and Exchange Junior Subordinated Debt Securities have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $100,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $100,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

         NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS.

         The term "Expiration Date" means 5:00 p.m., New York City time, on ,1997 unless the Exchange Offer is extended by the Corporation or the
Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) Original Capital Securities or a book-entry confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Original Capital Securities into the Exchange Agent's account at DTC.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

         VALID TENDER. Except as set forth below, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Original Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Original Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         SIGNATURE GUARANTEES. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         GUARANTEED DELIVERY. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (1) such tenders are made by or through an Eligible Institution;

         (2) properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date;

         (3) the certificates (or a book-entry confirmation) representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Original Capital Securities, or of a book-entry confirmation with respect to such Original Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Original Capital Securities, book-entry confirmations with respect to Original Capital Securities and other required documents are received by the Exchange Agent.

         The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

         DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debt Securities, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Original Capital Securities, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

         Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after December 31, 1996. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on June 15, 1997 will be entitled to receive Distributions accumulated from and after December 31, 1996.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

         (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

         (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         (d) the Corporation determines in good faith (i) that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation and (ii) that such condition exists on the 240th day following the Closing Date.

         If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

           BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:

                              Bankers Trust Company
                          Four Albany Street, 4th Floor
                            New York, New York 10006
                            Attention: Jenna Kaufman

                             Confirm By Telephone:
                                 (212) 250-6161

                            Facsimile Transmissions:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 250-6961

         Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF EXCHANGE SECURITIES

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Issuer Trustees.

GENERAL. The Exchange Capital Securities will be limited to $100 million aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debt Securities will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee executed by the Corporation for the benefit of the holders of the Exchange Capital Securities (the "Exchange Guarantee") will be on a subordinated basis with respect to the Exchange Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "--Description of Exchange Guarantee."

DISTRIBUTIONS. The Exchange Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual rate of 8.70% of the stated Liquidation Amount of $1,000, and will be payable semi-annually in arrears on June 15 and December 15 of each year to the holders of the Exchange Capital Securities at the close of business on the June 1 or December 1 (each, a "Record Date"), as the case may be, next preceding the relevant Distribution Date (as defined herein). Distributions on the Exchange Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance. The first Distribution Date for the Exchange Capital Securities will be June 15, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debt Securities at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. As a consequence of any such election, semi-annual Distributions on the Trust Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.70% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of, the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debt Securities, or
(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or, (f) the purchase of fractional interests in shares of the Corporation's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity of the Junior Subordinated Debt Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of
(i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of such Exchange Capital Securities of the Record Date or the date such Distributions are payable, but in any event not less than five Business Days prior to such Record Date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debt Securities--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The Corporation has no current intention of exercising its right to defer payments of interest on the Exchange Junior Subordinated Debt Securities.

         The revenue of the Trust available for distribution to holders of the Trust Securities will be limited to payments under the Exchange Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debt Securities--General." If the Corporation does not make interest payments on the Exchange Junior Subordinated Debt Securities, the Property Trustee will not have funds available to pay Distributions on the Trust Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

MANDATORY REDEMPTION. Upon the repayment in full at the Stated Maturity or a redemption at any time in whole or in part of the Junior Subordinated Debt Securities (other than following the distribution of the Junior Subordinated Debt Securities to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debt Securities at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Junior Subordinated Debt Securities), (ii) in the case of the redemption of the Junior Subordinated Debt Securities prior to December 15, 2006 in connection with the occurrence of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price (as defined under "--Description of the Exchange Junior Subordinated Debt Securities--Special Event Prepayment") or (iii) in the case of the optional redemption of the Junior Subordinated Debt Securities on or after December 15, 2006, the Optional Redemption Price (equal to the Optional Prepayment Price (as defined under "--Description of Exchange Junior Subordinated Debt Securities--Optional Redemption"). If less than all of the Junior Subordinated Debt Securities are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Trust Securities.

         Redemption of the Junior Subordinated Debt Securities prior to Stated Maturity may be subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debt Securities the Additional Sums.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

REDEMPTION PROCEDURES. Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Exchange Junior Subordinated Debt Securities. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Exchange Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Exchange Capital Securities on the relevant Record Dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," Distributions on Exchange Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES. The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust; provided, however, that following such distribution of the Junior Subordinated Debt Securities, the Corporation agrees to use its best efforts to maintain any ratings of such Junior Subordinated Debt Securities by any nationally recognized rating agency for so long as any such Junior Subordinated Debt Securities are outstanding. Such right is subject to prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         Upon liquidation of the Trust and certain other events, the Junior Subordinated Debt Securities may be distributed to holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debt Securities may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Tax Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust."

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Depositor); (iii) redemption of all of the Trust Securities as described under "--Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If an early termination occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debt Securities, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debt Securities will be subject to optional redemption in whole (but not in part).

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Junior Subordinated Debt Securities to be contemporaneously redeemed in accordance with the Indenture, allocated to the Trust Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Trust Securities and (ii) with respect to a distribution of Junior Subordinated Debt Securities to holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debt Securities are distributed.

         If the Corporation elects not to redeem the Junior Subordinated Debt Securities prior to maturity and the Trust is not liquidated and the Junior Subordinated Debt Securities are not distributed to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities at the Stated Maturity.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debt Securities to holders of the Trust Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debt Securities having a principal amount equal to the Liquidation Amount of such Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debt Securities.

         There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debt Securities that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

SUBORDINATION OF COMMON SECURITIES. Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata to the holders of Trust Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on, all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE. Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the occurrence of a Debenture Event of Default (see "--Description of Exchange Junior Subordinated Debt Securities--Debenture Events of Default"); or

                  (ii) default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                  (iii) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                  (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

                  (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

         If a Debenture Event of Default or an Event of Default under the Declaration has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described above. See "--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES. Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debt Securities, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION. Except as provided below and under "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

         The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

         So long as any Junior Subordinated Debt Securities are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debt Securities. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Declaration.

         No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES. In the Indenture, the Corporation, as issuer of the Junior Subordinated Debt Securities, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Corporation under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Corporation directly against the Corporation, and the Corporation has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Corporation. The Corporation has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER. The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities").

The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

Depositary Procedures. DTC has advised the Trust and the Corporation as follows:
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT BE ENTITLED TO HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each interest payment date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

         DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Capital Security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities represented by the Global Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for Exchange legended Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

         So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Declaration. The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to properly discharge its responsibilities with respect to the Capital Securities and the Corporation is unable to locate a qualified successor, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Corporation at its option elects to terminate the book-entry system through DTC; or (iii) there shall have occurred and be continuing a Debenture Event of Default. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY. Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

         Bankers Trust Company has informed the Trust that so long as it serves as paying agent for the Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, Record Date and redemption information, will be made available through Bankers Trust Company at 1-800-735-7777.

RESTRICTIONS ON TRANSFER. The Exchange Capital Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Capital Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of payments on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT. The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities. Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         Holders of the Trust Securities have no preemptive or similar rights.

         The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.


DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES

         The Junior Subordinated Debt Securities were issued as a separate series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and, Bankers Trust Company, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debt Securities and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL. Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in the Original Junior Subordinated Debt Securities issued by the Corporation. The Exchange Junior Subordinated Debt Securities, similarly to the Original Junior Subordinated Debt Securities, will bear interest at the annual rate of 8.70% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment

Date"), commencing June 15, 1997, to the person in whose name each Junior Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Exchange Junior Subordinated Debt Security will be held by the Trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.70% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

         The Exchange Junior Subordinated Debt Securities will be issued pursuant to the Indenture. Unless previously redeemed or repurchased, the Junior Subordinated Debt Securities will mature on December 15, 2026.

         The Exchange Junior Subordinated Debt Securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Exchange Junior Subordinated Debt Securities will be subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Exchange Junior Subordinated Debt Securities should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debt Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture or any existing or other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination."

         The Exchange Junior Subordinated Debt Securities will rank pari passu with the Original Junior Subordinated Debt Securities and all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt of the Corporation. See "--Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its present and future banking and non-banking affiliates. The Corporation's bank subsidiaries are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from such banks unless the loans are secured by various types of collateral. In addition, payment of dividends to the Corporation by a bank subsidiary is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

DENOMINATIONS, REGISTRATION AND TRANSFER. The Exchange Junior Subordinated Debt Securities will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Exchange Junior Subordinated Debt Securities will be registered in the name of the Trust and held by the Property Trustee. Should the Exchange Junior Subordinated Debt Securities be distributed to holders of the Trust Securities, beneficial interests in the Exchange Junior Subordinated Debt Securities will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC.

         A global security shall be exchangeable for Exchange Junior Subordinated Debt Securities registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or
(iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Exchange Junior Subordinated Debt Securities are issued in certificated form, such Exchange Junior Subordinated Debt Securities will be in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

         Payments on Exchange Junior Subordinated Debt Securities represented by a global security will be made to DTC, as the depositary for the Exchange Junior Subordinated Debt Securities. In the event Exchange Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Exchange Junior Subordinated Debt Securities will be registrable, and Exchange Junior Subordinated Debt Securities will be exchangeable for Exchange Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Exchange Junior Subordinated Debt Securities are issued in certificated form, the record dates for payment of interest will be the 1st day of the last month of each semi-annual period.

         For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Exchange Securities--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer." If the Exchange Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Exchange Securities--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Exchange Junior Subordinated Debt Securities mutatis mutandis.

PAYMENT AND PAYING AGENTS. Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debt Securities will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Exchange Junior Subordinated Debt Securities in global form), (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debt Securities or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debt Security will be made to the person in whose name such Exchange Junior Subordinated Debt Security is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debt Securities.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debt Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debt Security shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE. So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period may extend beyond the Stated Maturity of the Exchange Junior Subordinated Debt Securities. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid on the Exchange Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.70%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debt Securities (and holders of the Exchange Capital Securities while Exchange Capital Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in interest to the Exchange Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Exchange Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior to the Exchange Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, or
(f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

         Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Exchange Junior Subordinated Debt Securities (together with interest thereon at the annual rate of 8.70%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any automated quotation system or to holders of Exchange Capital Securities of the Record Date or the date such Distributions are payable, but in any event not less than five Business Days prior to such Record Date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL REDEMPTION. The Exchange Junior Subordinated Debt Securities will be redeemable, in whole or in part, at the option of the Corporation at any time prior to Stated Maturity and on or after December 15, 2006, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a redemption price (the "Optional Prepayment Price") equal to the following prices, expressed in percentages of the principal amount of the Exchange Junior Subordinated Debt Securities plus accrued but unpaid interest to but excluding the date fixed for redemption. If redeemed during the 12-month period beginning December 15:

         Year                                                     Percentage
         ----                                                     ----------
         2006...................................................   104.170
         2007...................................................   103.753
         2008...................................................   103.336
         2009...................................................   102.919
         2010...................................................   102.502
         2011...................................................   102.085
         2012...................................................   101.668
         2013...................................................   101.251
         2014...................................................   100.834
         2015...................................................   100.417

and at 100% on or after December 15, 2016.

SPECIAL EVENT PREPAYMENT. If a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Exchange Junior Subordinated Debt Securities prior to December 15, 2006 and within 90 days after the occurrence of such Special Event, in whole, but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Exchange Junior Subordinated

Debt Securities or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Exchange Junior Subordinated Debt Securities on December 15, 2006, together with scheduled payments of interest accruing from the prepayment date to December 15, 2006 (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment. See "--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities."

         "Special Event" means a Tax Event or a Regulatory Capital Event.

         "Tax Event" means the receipt by the Corporation of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debt Securities, (ii) interest payable by the Corporation on the Exchange Junior Subordinated Debt Securities is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date of the Capital Securities, the Exchange Capital Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital Exchange (or its then equivalent); provided, however, that the distribution of the Exchange Junior Subordinated Debt Securities in connection with the liquidation of the Trust by the Corporation and the treatment thereafter of the Exchange Junior Subordinated Debt Securities as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.25% if such prepayment date occurs on or prior to December 15, 1997 and (b) 0.50% in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Exchange Junior Subordinated Debt Securities to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life of the Junior Subordinated Debt Securities. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 15, 2006, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

         "Quotation Agent" means the Reference Treasury Dealer set forth in clause (i) below. "Reference Treasury Dealer" means: (i) Salomon Brothers Inc and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the

Corporation shall substitute therefor another Primary Treasury Dealer; or (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

         "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debt Securities to be redeemed at its registered address. Unless the Corporation defaults in payment of the Special Event Prepayment Price, on and after the prepayment date interest ceases to accrue on the Exchange Junior Subordinated Debt Securities.

ADDITIONAL SUMS. If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior Subordinated Debt Securities such amounts as shall be required so that the Distributions payable by the Trust shall not be reduced as a result of any such additional taxes, duties or other governmental charges. The Corporation has covenanted in the Indenture that, if and so long as (i) the Trust is the holder of all Exchange Junior Subordinated Debt Securities and (ii) a Tax Event in respect of the Trust has occurred and is continuing, to pay Additional Sums (as defined under "--Description of Exchange Capital Securities--Mandatory Redemption") in respect of such Trust Securities, the Corporation will pay to the Trust such Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS. The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in interest to the Exchange Junior Subordinated Debt Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Exchange Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Corporation's common stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or any other contractual obligation of the Corporation (other than a contractual obligation ranking pari passu with or junior in interest to the Junior Subordinated Debt Securities), (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time (i) there shall have occurred a Debenture Event of Default, (ii) the Corporation shall be in default with respect to its payment of any obligations under the Exchange Guarantee or (iii) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debt Securities, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debt Securities or the holders of the Exchange Capital Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Exchange Junior Subordinated Debt Securities, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debt Securities; provided, however, that no such modification may, without the consent of the holder of each outstanding Exchange Junior Subordinated Debt Security so affected, (i) change the Stated Maturity, or reduce the principal amount of the Exchange Junior Subordinated Debt Securities, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.

         In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Exchange Junior Subordinated Debt Securities, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT. The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debt Securities that has occurred and is continuing constitutes a "Debenture Event of Default":

                  (i) failure for 30 days to pay any interest on the Exchange Junior Subordinated Debt Securities when due (subject to the deferral of any due date in the case of an Extension Period); or

                  (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

                  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debt Securities; or

                  (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation; or

                  (v) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Exchange Junior Subordinated Debt Securities to the holder of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

         The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debt Securities may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Exchange Junior Subordinated Debt Securities fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Exchange Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debt Securities may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debt Securities which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Exchange Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Exchange Capital Securities shall have such right.

         The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debt Securities, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debt Security. Should the holders of such Exchange Junior Subordinated Debt Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Exchange Capital Securities shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

         In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Exchange Junior Subordinated Debt Securities, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Exchange Junior Subordinated Debt Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES. If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on the Exchange Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or interest on the Exchange Junior Subordinated Debt Securities, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debt Securities unless there shall have been an Event of Default under the Declaration. See "--Description of Exchange Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The Indenture provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Exchange Junior Subordinated Debt Securities issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) such transaction is permitted under the Declaration and the Exchange Guarantee and does not give rise to any breach or violation of the Declaration or the Exchange Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debt Securities protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debt Securities.

SUBORDINATION. In the Indenture, the Corporation has covenanted and agreed that any Exchange Junior Subordinated Debt Securities issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Exchange Junior Subordinated Debt Securities will be entitled to receive or retain any payment or distribution in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

         In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debt Securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Exchange Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Exchange Junior Subordinated Debt Securities; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of business.

         In the event that the Corporation shall default in the payment of any principal of (or premium, if any), or interest, if any, on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal, premium, if any, or interest, if any, on the Exchange Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Exchange Junior Subordinated Debt Securities.

         "Debt" means (i) the principal of (and premium, if any), and unpaid interest on indebtedness for money borrowed, (ii) purchase money and similar obligations, (iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Corporation is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and
(vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements; provided, however, that Debt shall not include trade accounts payable or accrued liabilities in the ordinary course of business.

         "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Exchange Junior Subordinated Debt Securities or the Other Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation, (ii) any Debt of the Corporation to any of its subsidiaries,
(iii) Debt to any employee of the Corporation, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Exchange Junior Subordinated Debt Securities as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

         The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt. At December 31, 1996, the aggregate outstanding Senior Debt of the Corporation was $25 million.

RESTRICTIONS ON TRANSFER. The Exchange Junior Subordinated Debt Securities will be issued, and may be transferred only, in minimum denominations of not less than $1,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Exchange Junior Subordinated Debt Securities in a denomination of less than $1,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debt Securities.

GOVERNING LAW. The Indenture and the Exchange Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF EXCHANGE GUARANTEE

         The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of such Capital Securities. Bankers Trust Company will act as trustee (the "Guarantee Trustee") under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

GENERAL. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Exchange Junior Subordinated Debt Securities to the holders of the Exchange Capital Securities or the redemption of all of the Exchange Capital Securities) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Exchange Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Exchange Capital Securities, although it will apply only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Corporation does not make interest payments on the Exchange Junior Subordinated Debt Securities held by the Trust, the Trust will not be able to pay Distributions on the Exchange Capital Securities and will not have funds legally available therefor.

         The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Debt. See "--Status of the Exchange Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits, and claimants should look only to the assets of the Corporation for payments thereunder. See "North Fork." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         The Corporation has, through the Exchange Guarantee, the Declaration, the Exchange Junior Subordinated Debt Securities and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debt Securities and the Exchange Guarantee."

STATUS OF THE EXCHANGE GUARANTEE. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as Exchange Junior Subordinated Debt Securities.

         The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital

Securities of the Exchange Junior Subordinated Debt Securities. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT. Except with respect to any changes which do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

EVENTS OF DEFAULT. An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

         Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The Exchange Guarantee provides that the Corporation shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge with or into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless
(i) in case the Corporation consolidates with or merges with or into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia and such successor Person expressly assumes the Corporation's obligations on the Exchange Guarantee; (ii) immediately after giving effect thereto, no event of default under the Exchange Guarantee, and no event which, after notice or lapse of time or both, would become an event of default under the Exchange Guarantee, shall have happened and be continuing; (iii) such transaction is permitted under the Declaration and the Indenture and does not give rise to any breach or violation of the Declaration or the Indenture; and (iv) certain other conditions as prescribed in the Guarantee are met.

TERMINATION OF THE EXCHANGE GUARANTEE. The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debt Securities to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

GOVERNING LAW. The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.



                       DESCRIPTION OF ORIGINAL SECURITIES

         The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Original Capital Securities, (iii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iv) the Exchange Junior Subordinated Debt Securities will not provide for any liquidated damages thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by May 30, 1997 and been declared effective by June 30, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by June 30, 1997, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debt Securities and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."


            RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE JUNIOR SUBORDINATED DEBT SECURITIES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debt Securities, the Indenture, the Declaration and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. If and to the extent that the Corporation does not make payments on the Exchange Junior Subordinated Debt Securities, the Trust will not pay Distributions or other amounts due on the Exchange Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debt Securities, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debt Securities will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debt Securities will match the Distribution rate and Distribution and other payment dates for the Capital Securities; (iii) the Corporation shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

  A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debt Securities until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debt Securities would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

  The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debt Securities, exchanging the Original Junior Subordinated Debt Securities and Trust Securities in the Exchange Offer pursuant to the Indenture and engaging in other activities necessary or incidental thereto.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Exchange Junior Subordinated Debt Securities, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debt Securities, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Exchange Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debt Securities relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Corporation and the Trust ("Tax Counsel"), the following summary accurately describes certain of the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Holders (defined below) who purchase the Capital Securities upon original issuance at their original offering price. As used herein, a "United States Holder" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the income of which is subject to United States federal income tax regardless of its source; provided, however, that for taxable years beginning after December 31, 1996 (or if a trustee so elects, for taxable years ending after August 20, 1996), a "United States Holder" shall include any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. In addition, this summary does not include any description or any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein.

         HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF EXCHANGE

SECURITIES--DESCRIPTION OF EXCHANGE CAPITAL SECURITIES--LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES."

EXCHANGE OF CAPITAL SECURITIES

         The exchange of Original Securities for Exchange Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Securities for Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Securities should not be considered to differ materially in kind or extent from the Original Securities and because the exchange will occur by operation of the terms of the Original Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder which had acquired Original Capital Securities with either market discount or bond premium will be treated as holding Exchange Capital Securities with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from their income in the same manner as on the Original Capital Securities. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

         In connection with the issuance of the Junior Subordinated Debt Securities, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debt Securities will be classified as indebtedness for United States federal income tax purposes. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debt Securities as indebtedness for all United States federal income tax purposes.

         An opinion of the Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions expressed herein will not be challenged by the IRS or, if challenged, that the challenge will not be successful.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion that, under current law and assuming full compliance with the terms of the Declaration and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities and, thus, will be required to include in its gross income its allocable share of interest (or OID) on the Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under applicable Treasury regulations, a debt instrument will be deemed to be issued with OID if there is more than a remote contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by the Corporation of its option to defer the payment of stated interest on the Capital Securities would prevent the Corporation from declaring dividends on any class of equity, the Corporation believes that the likelihood of its exercising the option is remote within the meaning of such regulations. As a result, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debt Securities will not be deemed to be issued with OID. Accordingly, based upon this position, and except as set forth below, stated interest on the Junior Subordinated Debt Securities generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

         If, however, the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will become OID instruments at such time and, consequently, holders of the Capital Securities will be required to accrue their pro rata share of OID (which will include both the stated interest and the de minimis OID, if any, on the Junior Subordinated Debt Securities) on a daily basis during the Extension Period, even though the Corporation will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Junior Subordinated Debt Securities will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include their pro rata share of OID on the Junior Subordinated Debt Securities in income on a daily basis, regardless of their method of tax accounting and in advance of the receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debt Securities, and actual cash payments of interest on the Junior Subordinated Debt Securities would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

         The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debt Securities was OID regardless of whether the Corporation exercises its option to defer payments of interest on such debt securities, all holders of Capital Securities would be required to include such OID in income on a daily economic accrual basis as described above.

         Because income on the Capital Securities will constitute interest or OID, corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF THE TRUST

         As described under the caption "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debt Securities previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, the distribution of the Junior Subordinated Debt Securities to holders would be a taxable event to the Trust and to each holder, and a holder would recognize gain or loss as if the holder had exchanged its Capital Securities for the Junior Subordinated Debt Securities it received upon liquidation of the Trust. Moreover, a holder's holding period in the Junior Subordinated Debt Securities would begin on the date such Junior Subordinated Debt Securities were received.

         A holder would accrue interest in respect of the Junior Subordinated Debt Securities received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

         Under certain circumstances described herein (see "--Description of Exchange Capital Securities--Mandatory Redemption"), the Junior Subordinated Debt Securities may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

         A holder that sells Capital Securities (including a redemption of Capital Securities by the Corporation) will recognize gain or loss equal to the difference between the amount realized by the holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debt Securities that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

         On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debt Securities. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debt Securities since the proposed effective date for this provision will be the date of first committee action, which has not yet occurred. There can be no assurances, however, that the proposed legislation, in enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debt Securities, resulting in a Tax Event, which may permit the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debt Securities at the Special Event Prepayment Price. See "Description of Exchange Securities--Description of Exchange Capital Securities --Mandatory Redemption " and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debt Securities--Special Event Prepayment."

February 10, 1997, which will include a proposal similar to the Proposed Legislation. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote the Democrat Letters, which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation or similar legislation were to be enacted, such legislation would not apply to the Junior Subordinated Debt Securities. There can be no assurance, however, that legislation enacted after the date hereof will not adversely affect the tax treatment of the Junior Subordinated Debt Securities or that such treatment will not cause a Tax Event that may result in the redemption of the Junior Subordinated Debt Securities for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Mandatory Redemption" and "--Description of Exchange Junior Subordinated Debt Securities--Special Event Prepayment."

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

         Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE

TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGE IN UNITED STATES FEDERAL OR OTHER TAX LAWS.



                              ERISA CONSIDERATIONS
         Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

         Under a regulation (the "Plan Asset Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

         Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans) and entities holding assets deemed to be "plan assets" of any Plan (collectively, "Benefit Plan Investors"). No assurance can be given by the Initial Purchaser that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of such Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held directly or indirectly by the Corporation.

         Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. For example, if the Corporation is a Party in Interest with respect to an Investing Plan (either directly or by reason of its ownership of the Trust or of any of the Corporation's other subsidiaries), extensions of credit between the Corporation and the Trust (as represented by the Junior Subordinated Debt Securities and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

         The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

         Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Notice to Investors." Furthermore, to avoid certain prohibited transactions under ERISA and the Code that could result under certain circumstances if the Capital Securities are deemed to be such equity interests, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Capital Securities where such Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ________, 1997, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Trust and the Corporation will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

         The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debt Securities will be passed upon for the Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters relating to United States federal income tax consequences will be passed upon for the Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust.


                                    EXPERTS

         The consolidated financial statements of the Corporation and subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in the Corporation's 1996 Form 10-K incorporated by reference into this Prospectus, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, included in the Corporation's 1996 Form 10-K and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to various changes in accounting as discussed in the notes to those statements.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of the Corporation may be indemnified by the Corporation against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless a court determines otherwise.

         In addition, the Corporation maintains a directors' and officers' liability policy.

         Article Seventh of the Restated Certificate of Incorporation of the Corporation and Article IX of the Bylaws of the Corporation provide that, to the fullest extent permitted by law, directors of the Corporation will not be liable for monetary damages to the Corporation or its stockholders for breaches of their fiduciary duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.


    4.1 Indenture of North Fork Bancorporation, Inc. relating to the Junior Subordinated Debt Securities

    4.2       Form of Certificate of Exchange Junior Subordinated Debt
              Securities

    4.3       Certificate of Trust of North Fork Capital Trust I

    4.4       Declaration of Trust of North Fork Capital Trust I

    4.5       Amended and Restated Declaration of Trust for North Fork Capital
              Trust I

    4.6 Form of Exchange Capital Security Certificate for North Fork Capital Trust I

    4.7 Form of Exchange Guarantee Agreement of North Fork Bancorporation, Inc. relating to the Exchange Capital Securities

    4.8       Registration Agreement

    5.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom, LLP to North Fork Bancorporation, Inc. as to legality of the Exchange Junior Subordinated Debt Securities and the Exchange Guarantee to be issued by North Fork Bancorporation, Inc.*

    5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by North Fork Capital Trust I*

    8 Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, special tax counsel, as to certain federal income tax matters*

    12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)

    12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)

    23.1      Consent of KPMG Peat Marwick LLP

    23.3      Consent of Skadden, Arps, Slate, Meagher & Flom, LLP (included in
              Exhibit 5.1)*

    23.4 Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware) (included in Exhibit 5.2)*

    24 Power of Attorney of certain officers and directors of North Fork Bancorporation, Inc.

    25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Indenture, the Amended and Restated Declaration of Trust of North Fork Capital Trust I and the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of North Fork Capital Trust I

    99.1      Form of Letter of Transmittal*

    99.2      Form of Notice of Guaranteed Delivery*

    99.3      Form of Exchange Agent Agreement*

--------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

         Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                                                      EXHIBIT 24


                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of North Fork Bancorporation, Inc. (the "Corporation"), does hereby appoint John A. Kanas, Daniel M. Healy, John Bohlsen, Allan C. Dickerson, Lloyd A. Gerard, James F. Reeve, James H. Rich, Jr., George H. Rowsom, Raymond W. Terry, Thomas M. O'Brien, Irvin L. Cherashore and Kurt R. Schmeller, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Corporation, the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.


               SIGNATURE                                TITLE                           DATE
               ---------                                -----                           ----

/s/ John A. Kanas                                   President, Chief Executive               , 1997
----------------------------------------------      Officer and Chairman of
John A. Kanas                                       the Board

/s/ Daniel M. Healy                                 Executive Vice President                 , 1997
----------------------------------------------      and Chief Financial Officer
Daniel M. Healy

/s/ John Bohlsen                                    Vice Chairman of the Board               , 1997
----------------------------------------------
John Bohlsen

/s/ Thomas M. O'Brien                               Vice Chairman of the Board               , 1997
----------------------------------------------
Thomas M. O'Brien

/s/ Irvin L. Cherashore                             Director                                 , 1997
----------------------------------------------
Irvin L. Cherashore

/s/ Allan C. Dickerson                              Director                                 , 1997
----------------------------------------------
Allan C. Dickerson

/s/ Lloyd A. Gerard                                 Director                                 , 1997
----------------------------------------------
Lloyd A. Gerard

/s/ James F. Reeve                                  Director                                 , 1997
----------------------------------------------
James F. Reeve

/s/ James H. Rich, Jr.                              Director                                 , 1997
----------------------------------------------
James H. Rich, Jr.


/s/ George H. Rowsom                                Director                                 , 1997
----------------------------------------------
George H. Rowsom


/s/ Raymond W. Terry                                Director                                 . 1997
----------------------------------------------
Raymond W. Terry

/s/  Kurt R. Schmeller                              Director                                 , 1997
----------------------------------------------
Kurt R. Schmeller

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the North Fork Bancorporation, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, in the State of New York, on
the      day of _________, 1997.

                                       NORTH FORK BANCORPORATION, INC.



                                       By   /s/ John A. Kanas
                                          --------------------------------------
                                                John A. Kanas
                                                Chairman, President and Chief
                                                Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                           DATE
               ---------                                -----                           ----

         *                                          President, Chief Executive              , 1997
----------------------------------------------      Officer and Chairman of
John A. Kanas                                       the Board


         *                                          Executive Vice President                 , 1997
----------------------------------------------      and Chief Financial Officer
Daniel M. Healy


         *                                          Vice Chairman of the Board               , 1997
----------------------------------------------
John Bohlsen


         *                                          Vice Chairman of the Board               , 1997
----------------------------------------------
Thomas M. O'Brien


         *                                          Director                                 , 1997
----------------------------------------------
Irvin L. Cherashore


         *                                          Director                                 , 1997
----------------------------------------------
Allan C.  Dickerson

       *                                Director              ,1997
-------------------------------
Lloyd A. Gerard


       *                                Director              ,1997
--------------------------------
James F. Reeve


       *                                Director              ,1997
--------------------------------
James H. Rich, Jr.


       *                                Director              ,1997
--------------------------------
George H. Rowsom


       *                                Director              ,1997
--------------------------------
Raymond W. Terry


       *                                Director              ,1997
--------------------------------
Kurt R. Schmeller


*By:
    -------------------------
        ATTORNEY-IN-FACT

         Pursuant to the requirements of the Securities Act of 1933, North Fork Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, and State of New York, on the day of ________, 1997.

                                     NORTH FORK CAPITAL TRUST I



                                     By:  /s/ Daniel M. Healy
                                        ---------------------------------------
                                              Daniel M. Healy
                                              as Administrative Trustee



                                     By:  /s/ John N. DiGiacomo
                                        ---------------------------------------
                                              John N. DiGiacomo
                                              as Administrative Trustee

                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION

    4.1 Indenture of North Fork Bancorporation, Inc. relating to the Junior Subordinated Debt Securities

    4.2       Form of Certificate of Exchange Junior Subordinated Debt
              Securities

    4.3       Certificate of Trust of North Fork Capital Trust I

    4.4       Declaration of Trust of North Fork Capital Trust I

    4.5       Amended and Restated Declaration of Trust for North Fork Capital
              Trust I

    4.6 Form of Exchange Capital Security Certificate for North Fork Capital Trust I

    4.7 Form of Exchange Guarantee Agreement of North Fork Bancorporation, Inc. relating to the Exchange Capital Securities

    4.8       Registration Agreement

    5.1 Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP to North Fork Bancorporation, Inc. as to legality of the Exchange Junior Subordinated Debt Securities and the Exchange Guarantee to be issued by North Fork Bancorporation, Inc.*

    5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel, as to legality of the Exchange Capital Securities to be issued by North Fork Capital Trust I*

    8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel, as to certain federal income tax matters*

    12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)

    12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)

    23.1      Consent of KPMG Peat Marwick LLP

    23.3 Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware) (included in Exhibit 5.2)*

    24 Power of Attorney of certain officers and directors of North Fork Bancorporation, Inc.

    25.1 Form T-1 Statement of Eligibility of Bankers Trust Company to act as trustee under the Indenture, the Amended and Restated Declaration of Trust of North Fork Capital Trust I and the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of North Fork Capital Trust I

    99.1      Form of Letter of Transmittal*

    99.2      Form of Notice of Guaranteed Delivery*

    99.3      Form of Exchange Agent Agreement*

--------
* To be filed by amendment.